- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                  FORM 8-K/A-2

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                             ---------------------

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              GEORGIA                               58-0285030
  (State or other jurisdiction of                (I.R.S. Employer
  incorporation or organization)              Identification Number)

      126 N. WASHINGTON ST.,                           31701
          ALBANY, GEORGIA                           (Zip code)
  (Address of principal executive
             offices)

                                 (912) 888-9390
              (Registrant's telephone number, including area code)

                        DATE OF REPORT: JANUARY 4, 1996
                       (Date of earliest event reported)

COMMISSION FILE NUMBER: 1-13796

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

ITEM 1.

Omitted

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

(a) On January 4, 1996, Gray Communications Systems, Inc. (the "Company") purchased substantially all of the assets of Television Station Partners, L.P., a Delaware limited partnership, and WRDW Associates, a New York partnership ("WRDW"), and assumed certain liabilities. Such purchase is hereinafter referred to as the "Transaction." The assets consist of approximately 1.03 acres of real estate located at 1301 Georgia Avenue, in the city of North Augusta, Aiken County, South Carolina on which is located a single story brick building containing the main office/studio containing approximately 17,023 sq. ft. which houses the VHF television station operation of WRDW-TV, Channel 12; several smaller storage sheds; a 501 foot tower and antennae and three microwave antennae dishes. The assets also include a transmitter site consisting of 143.27 acres at Beach Island, Aiken County, South Carolina on which is located a 1,590 ft. transmitter tower. The purchased assets include all office equipment, all motor vehicles, licenses and contracts relating to the operation of the television broadcasting station.

(b) The consideration paid at closing consisted of a $35.9 million cash payment and the assumption of approximately $1.3 million of liabilities. The Transaction was effective for accounting purposes on January 4, 1996.

(c) The principles followed in determining the amount of the offer were historical earnings, market share and future growth potential of the television station. There are no material relationships between the Company and the seller or any of either's affiliates. Funds for the Transaction were obtained from the sale of $10.0 million of 8% subordinated notes due January 3, 2005 (the "Subordinated Notes") and from modification of the Company's existing credit agreement. The Subordinated Notes which were sold to Bull Run Corporation ("Bull Run"), a stockholder, include detachable warrants which are exercisable in 1998 to purchase 487,500 shares of Class A Common Stock of the Company at $17.88 each and expire if not exercised in ten years. The Company obtained a "fairness opinion" from an investment banker relative to the terms and conditions of the Subordinated Notes. The Company modified its existing bank debt to a variable rate reducing revolving credit facility, providing a credit line of $55.0 million. The outstanding credit facility balance subsequent to the Transaction was approximately $54.0 million, including $28.4 million, which was outstanding under the credit facility at December 31, 1995, $25.2 million used for the Transaction, and $425,000 for the Company's working capital. The Transaction also required a modification of the interest rate of the Company's $25.0 million senior secured note with an institutional investor (the "Senior Note") from 10.08% to 10.7%. In connection with the Transaction, the Company's Board of Directors approved the payment of a $360,000 finders fee to Bull Run. Three of the directors of the Company are also directors of Bull Run which owns approximately 27% of the outstanding common stock of the Company.

(d) The property acquired was used for VHF broadcasting station in the Augusta, Georgia area. The Company proposes to continue such use of the purchased assets.

ITEMS 3-6

Omitted

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

The following audited financial statements of WRDW are included in Appendix A hereto and incorporated herein by reference:

    Report of Independent Auditors
    Balance Sheet dated December 31, 1995
    Statement of Income for the year ended December 31, 1995
    Statement of Partnership's Equity for the year ended December 31, 1995 Statement of Cash Flows for the year ended December 31, 1995
    Notes to Financial Statements

The following audited financial statements of WRDW are included in Appendix B hereto and incorporated herein by references:

    Independent Auditors' Report
    Balance Sheet dated December 31, 1994
    Statements of Income for the years ended December 31, 1993 and 1994 Statement of Partnership's Equity for the years ended December 31, 1993 and
1994
    Statements of Cash Flows for the years ended December 31, 1993 and 1994 Notes to Financial Statements

(b) Pro Forma Financial Information

The pro forma financial information is included in Appendix C hereto and incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GRAY COMMUNICATIONS SYSTEMS, INC.
                                                       (Registrant)

                                          By:     /s/ WILLIAM A. FIELDER, III

                                             -----------------------------------
                                                   William A. Fielder, III
                                             VICE PRESIDENT AND CHIEF FINANCIAL
                                                           OFFICER

Date: July  , 1996

                                   APPENDIX A

                              FINANCIAL STATEMENTS
                                    WRDW-TV
                          YEAR ENDED DECEMBER 31, 1995
                      WITH REPORT OF INDEPENDENT AUDITORS

                                    WRDW-TV
                              FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1995

                                    CONTENTS

Report of Independent Auditors........................................    A-3
Audited Financial Statements
Balance Sheet.........................................................    A-4
Statement of Income...................................................    A-5
Statement of Partnership's Equity.....................................    A-6
Statement of Cash Flows...............................................    A-7
Notes to Financial Statements.........................................    A-8

                         REPORT OF INDEPENDENT AUDITORS

Partners of Television Station Partners, L.P.

We have audited the accompanying balance sheet of WRDW-TV, an operating station of Television Station Partners, L.P., as of December 31, 1995, and the related statements of income, partnership's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WRDW-TV at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with the generally accepted accounting principles.

                                          ERNST & YOUNG LLP
Atlanta, Georgia
January 26, 1996

                                    WRDW-TV
                                 BALANCE SHEET
                               DECEMBER 31, 1995

ASSETS

Current assets:
  Cash                                                                $333,658
  Accounts receivable, net of allowance for doubtful accounts of
   approximately $117,380                                            1,748,208
  Television film exhibition rights                                    924,107
  Prepaid and other current assets                                      55,342
                                                                   -----------
      Total current assets                                           3,061,315
Property, buildings and equipment-net (NOTE 3):                      1,778,429
Television film exhibition rights                                    2,570,850
Intangible assets-net                                                4,128,730
                                                                   -----------
      Total                                                        $11,539,324
                                                                   -----------
                                                                   -----------

LIABILITIES AND PARTNERSHIP'S EQUITY

Current liabilities:
  Accounts payable and accrued expenses (NOTE 4)                      $233,197
  Obligations for television film exhibition rights                    898,251
                                                                   -----------
      Total current liabilities                                      1,131,448
Obligations for television film exhibition rights                    2,680,267
Commitments and contingencies (NOTE 5)
Partnership's equity (NOTES 1 AND 7)                                 7,727,609
                                                                   -----------
      Total                                                        $11,539,324
                                                                   -----------
                                                                   -----------

SEE ACCOMPANYING NOTES.

                                    WRDW-TV
                              STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995

REVENUES:
  Broadcasting revenues                                            $10,059,555
  Less:
    Advertising agency commissions                                   1,171,595
    National sales representative commissions                          227,368
                                                                   -----------
  Total advertising agency and national sales representative
   commissions                                                       1,398,963
                                                                   -----------
Net operating revenues                                               8,660,592
                                                                   -----------
OPERATING EXPENSES:
  Operating, technical and programming costs                         3,142,280
  Selling, general and administrative                                2,631,952
  Depreciation                                                         272,298
  Amortization of intangible assets                                    151,620
                                                                   -----------
Total operating expenses                                             6,198,150
                                                                   -----------

INCOME BEFORE OTHER EXPENSES                                         2,462,442
Other-expenses, net                                                    220,211
                                                                   -----------
Net income                                                          $2,242,231
                                                                   -----------
                                                                   -----------

SEE ACCOMPANYING NOTES.

                                    WRDW-TV
                       STATEMENT OF PARTNERSHIP'S EQUITY
                          YEAR ENDED DECEMBER 31, 1995

Balance at December 31, 1994                                        $7,410,422
  Net income                                                         2,242,231
  Distribution to Television Station Partners, L.P.                 (1,925,044)
                                                                   -----------
Balance at December 31, 1995                                        $7,727,609
                                                                   -----------
                                                                   -----------

SEE ACCOMPANYING NOTES.

                                    WRDW-TV
                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1995

CASH FLOW FROM OPERATING ACTIVITIES
Net income                                                          $2,242,231
Adjustments to reconcile net income to net cash provided by
 operating activities:
    Depreciation and amortization                                    1,359,415
    Provision for bad debt (recoveries)                                (14,000)
    Net trade barter revenue                                           (59,356)
    Gain on sale of property and equipment                             (12,868)
    Changes in operating assets and liabilities:
    Accounts receivable                                                (60,155)
    Prepaid and other assets                                           102,937
    Accounts payable and accrued expenses                             (359,296)
    Payments of obligations for television film exhibition rights   (1,017,754)
    Other                                                              274,956
                                                                   -----------
Net cash provided by operating activities                            2,456,110

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment                            12,868
Capital expenditures                                                  (121,987)
                                                                   -----------
Net cash used in investing activities                                 (109,119)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash transferred to Partnership                                     (2,200,000)
                                                                   -----------
Net cash used in financing activities                               (2,200,000)

NET INCREASE IN CASH                                                   146,991
CASH AT BEGINNING OF YEAR                                              186,667
                                                                   -----------
CASH AT END OF YEAR                                                   $333,658
                                                                   -----------
                                                                   -----------

SUPPLEMENTAL DISCLOSURE OF NONCASH OPERATING, INVESTING AND
 FINANCIAL ACTIVITIES
  Television film exhibition obligations were incurred when the
   Station entered into contracts for film exhibition rights
   totaling:                                                          $387,450
                                                                   -----------
                                                                   -----------
  Property and equipment was acquired in exchange for advertising
   time totaling:                                                      $59,356
                                                                   -----------
                                                                   -----------

SEE ACCOMPANYING NOTES.

                                    WRDW-TV
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1.  STATION ORGANIZATION AND BASIS OF PRESENTATION
    WRDW-TV (the "Station") is a commercial television station located in North Augusta, South Carolina. The Station was owned and operated by Television Station Partners, L.P. (the "Partnership") from July 7, 1989 to January 4, 1996-See Note 8. The Partnership is a Delaware limited partnership which was organized on May 24, 1989 for the sole purpose of acquiring, owning, operating and, at such time as GP Station Partners (the "general partner" of the Partnership) determines is appropriate, reselling or otherwise disposing of its television stations.

The Station was acquired by the Partnership on July 7, 1989 pursuant to an Exchange Agreement dated May 24, 1989 between the Partnership and Television Station Partners, a New York partnership ("TSP"). The Exchange Agreement provided for the transfer to the partnership of all of TSP's assets in exchange for all of the units of partnership interest in the Partnership, followed by the liquidation and distribution of those units to the partners of TSP. For tax and accounting purposes, the Partnership has been treated as a continuation of TSP. The Station had been operated by TSP since March 23, 1983.

The financial statements of the Station are prepared on the accrual basis of accounting, and include only those assets, liabilities, and results of operations that relate to the business of the Station.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

TELEVISION FILM EXHIBITION RIGHTS

Television film exhibition rights are recorded at the amount of the license fees payable when purchased and amortized using the straight-line method based on the license period or usage, whichever yields the greater accumulated amortization. Television film exhibition rights are classified based upon the portion of the unamortized balance expected to be broadcast within the current year.

PROPERTY, BUILDINGS AND EQUIPMENT

Property, buildings and equipment is stated at cost less accumulated depreciation. Depreciation is provided principally by the straight-line method over the estimated useful lives of the assets. Any gains or losses realized on disposition are reflected in operations. Maintenance and repairs, as well as minor renewals and betterments, are charged to operating expenses directly as incurred.

INTANGIBLE ASSETS

Intangible assets are comprised principally of Federal Communications Commission licenses and network affiliation agreements and are amortized on the straight-line basis, primarily over 40 years. Intangible assets are periodically evaluated for impairments using a measurement of fair value, calculated at the current market multiple times operating income. If this review indicates that the intangible assets will not be recoverable, the Company's carrying value of the intangible assets would be reduced to its estimated fair value.

TRADE/BARTER TRANSACTIONS

Trade/barter transactions involve the exchange of advertising time for products and/or services and are recorded based on the fair market value of the products and/or services received. Revenue is recorded when advertising schedules air, and expense is recognized when products and/or services are used.

INCOME TAXES

No income tax provision has been included in the financial statements since income or loss of the Station is required to be reported by the partners of the Partnership on their respective income tax returns.

                                    WRDW-TV
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

3.  PROPERTY, BUILDINGS, AND EQUIPMENT
    The major classes of property, buildings and equipment at December 31, 1995 are as follows:

Land                                                                $190,000
Buildings and tower                                                2,062,613
Automobiles                                                          136,245
Furniture and fixtures                                             5,999,846
Machinery and equipment                                            1,769,175
                                                                 -----------
                                                                  10,157,879
Less accumulated depreciation                                      8,379,450
                                                                 -----------
                                                                  $1,778,429
                                                                 -----------
                                                                 -----------

4.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES
    Accounts payable and accrued expenses at December 31, 1995 consist of the following:

Accounts payable                                                     $10,275
Accrued state taxes                                                    9,096
Accrued payroll, commissions, and bonuses                            152,201
Other accrued expenses                                                61,625
                                                                  ----------
                                                                    $233,197
                                                                  ----------
                                                                  ----------

5.  COMMITMENTS AND CONTINGENCIES

FILM EXHIBITION RIGHTS

The obligations for television film exhibition rights are payable in the following years:

YEAR ENDING DECEMBER 31                                               AMOUNT
- ---------------------------------------------------------------  -----------
  1996                                                              $898,251
  1997                                                               875,838
  1998                                                               838,254
  1999                                                               672,724
  2000                                                               293,451
                                                                 -----------
                                                                  $3,578,518
                                                                 -----------
                                                                 -----------

LITIGATION

The Station is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial statements of the Station.

DEBT

The Partnership had indebtedness outstanding under an Amended and Restated Credit Agreement (the "Agreement"). The Agreement is secured by a first lien on substantially all the assets of the Partnership. The Agreement required the Partnership to enter into one or more binding sales contracts for the assets of each station, satisfactory to the Banks, on or before June 30, 1995. During the latter part of 1994, the Partnership contracted the services of Media Venture Partners for the purpose of marketing the stations. On January 4, 1996, the Partnership sold the assets of the Station. (Note 8).

                                    WRDW-TV
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

6.  TRANSACTIONS WITH RELATED PARTIES
    The Partnership pays various operating and non-operation expenses on behalf of the Station. These expenses have been allocated for the year ended December 31, 1995. The Station is allocated a portion of management fees and expenses in the amount of approximately $90,000 to RP Television for financial support services such as accounting. Additionally, the Station transfers excess cash to the Partnership's headquarters. Excess cash transferred was $2,200,000 for the year ended December 31, 1995. This money is primarily used for principal and interest payments on the Partnership's debt obligations.

7.  PENSION PLAN
    Effective January 1, 1993, the defined contribution pension plan was converted to a 401(k) salaried deferral plan, covering substantially all employees, with a Partnership profit sharing contribution of 3 1/2 percent of the participants' salary per annum. Annual contributions aggregating approximately $53,803 were made to the Plan during 1995.

8.  SUBSEQUENT EVENT
    On January 4, 1996, the Partnership sold the assets of WRDW-TV to Gray Communication Systems, Inc., for approximately $34 million plus an amount equal to the excess of the current assets over the current liabilities assumed by the buyer, as defined in the Asset Purchase Agreement.

                                   APPENDIX B

                                    WRDW-TV
          (AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)

                          FINANCIAL STATEMENTS FOR THE
                  YEARS ENDED DECEMBER 31, 1994 AND 1993, AND
                          INDEPENDENT AUDITORS' REPORT

                                    WRDW-TV
          (AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)

                               TABLE OF CONTENTS

INDEPENDENT AUDITORS' REPORT..........................................    B-3
FINANCIAL STATEMENTS
Balance Sheet as of December 31, 1994.................................    B-4
Statements of Income for the years ended December 31, 1993 and 1994...    B-5
Statements of Partnership's Equity for the years ended December 31,
 1993 and 1994........................................................    B-6
Statements of Cash Flows for the years ended December 31, 1993 and
 1994.................................................................    B-7
Notes to Financial Statements.........................................    B-8

INDEPENDENT AUDITORS' REPORT

To the Partners' of
 Television Station Partners, L.P.:

We have audited the accompanying balance sheets of WRDW-TV (an operating station of Television Station Partners, L.P.), (the "Station") as of December 31, 1994 and the related statements of income, partnership's equity, and cash flows for the years ended December 31, 1993 and 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Station as of December 31, 1994, and the results of their operations and their cash flows for the years ended December 31, 1993 and 1994 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
New York, New York
May 12, 1995

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
BALANCE SHEET
DECEMBER 31, 1994

                                                                      1994
                                                                   -----------

ASSETS
CURRENT ASSETS:

  Cash                                                                $186,667
  Accounts receivable, net of allowance for doubtful accounts of
   approximately $131,000                                            1,674,053
  Television film exhibition rights                                    874,495
  Prepaid and other current assets                                     158,279
                                                                   -----------
      Total current assets                                           2,893,494
PROPERTY, BUILDINGS AND EQUIPMENT-Net (NOTE 3):                      1,869,384
TELEVISION FILM EXHIBITION RIGHTS                                    3,168,509
INTANGIBLE ASSETS-Net                                                4,280,350
                                                                   -----------
      TOTAL                                                        $12,211,737
                                                                   -----------
                                                                   -----------

LIABILITIES AND PARTNERSHIP'S EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses (NOTE 4)                      $592,493
  Obligations for television film exhibition rights (NOTE 5)           908,652
                                                                   -----------
      Total current liabilities                                      1,501,145
OBLIGATIONS FOR TELEVISION FILM EXHIBITION RIGHTS (NOTE 5)           3,300,170
COMMITMENTS AND CONTINGENCIES (NOTE 6)
PARTNERSHIP'S EQUITY (NOTES 1 AND 8)                                 7,410,422
                                                                   -----------
      Total                                                        $12,211,737
                                                                   -----------
                                                                   -----------

SEE NOTES TO FINANCIAL STATEMENTS.

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1993 AND 1994

                                                  1993          1994
                                               -----------   -----------
REVENUES:
  Broadcasting revenues                         $7,933,825    $9,460,307
  Less:
    Advertising agency commissions                 943,174     1,158,952
    National sales representative commissions      194,516       255,379
                                               -----------   -----------
      Total advertising agency and national
      sales representative commissions           1,137,690     1,414,331
                                               -----------   -----------
      Net operating revenues                     6,796,135     8,045,976
                                               -----------   -----------

OPERATING EXPENSES:
  Operating, technical and programming costs     2,555,795     2,958,364
  Selling, general and administrative            2,126,770     2,434,477
  Depreciation                                     290,730       309,949
  Amortization of intangible assets                151,620       151,620
                                               -----------   -----------
      Total operating expenses                   5,124,915     5,854,410
                                               -----------   -----------
INCOME BEFORE OTHER EXPENSES                     1,671,220     2,191,566
Other-expenses, net                                 77,408        54,570
                                               -----------   -----------
NET INCOME                                      $1,593,812    $2,136,996
                                               -----------   -----------
                                               -----------   -----------

SEE NOTES TO FINANCIAL STATEMENTS.

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
STATEMENTS OF PARTNERSHIP'S EQUITY
YEARS ENDED DECEMBER 31, 1993 AND 1994

                                                              PARTNERSHIP'S
                                                                EQUITY
                                                              -----------
BALANCE, JANUARY 1, 1993                                       $7,829,582
  Net income                                                    1,593,812
  Transfer to Television Station Partners, L.P.                (1,909,588)
                                                              -----------
BALANCE, DECEMBER 31, 1993                                      7,513,806
  Net income                                                    2,136,996
  Transfer to Television Station Partners, L.P.                (2,240,380)
                                                              -----------
BALANCE, DECEMBER 31, 1994                                     $7,410,422
                                                              -----------
                                                              -----------

SEE NOTES TO FINANCIAL STATEMENTS.

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1993 AND 1994

                                                  1993          1994
                                               -----------   -----------
CASH FLOW FROM OPERATING ACTIVITIES
  Net income                                    $1,593,812    $2,136,996
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization                1,355,485     1,345,658
    Provision for bad debt                          24,800        62,000
    Net trade barter revenue                       (15,850)      (30,105)
    Gain on sale of property and equipment          (1,137)         (400)
    Changes in operating assets and
     liabilities:
      Accounts receivable                         (413,414)     (173,216)
      Prepaid and other assets                     (51,535)      (34,480)
      Accounts payable and accrued expenses        155,264         2,443
      Payments of obligations for television
      film exhibition rights                    (2,645,344)   (3,048,878)
                                               -----------   -----------
      Net cash provided by operating
      activities                                     2,081       260,018
                                               -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
   equipment                                         9,470           400
  Capital expenditures                            (230,718)     (176,374)
                                               -----------   -----------
      Net cash used in investing activities       (221,248)     (175,974)
                                               -----------   -----------
NET INCREASE (DECREASE) IN CASH                   (219,167)       84,044

CASH, BEGINNING OF YEAR                            321,790       102,623
                                               -----------   -----------

CASH, END OF YEAR                                 $102,623      $186,667
                                               -----------   -----------
                                               -----------   -----------

SUPPLEMENTAL INFORMATION:
  Cash transferred to Television Station
   Partners, L.P.                               $2,075,000    $2,417,500
                                               -----------   -----------
                                               -----------   -----------
SUPPLEMENTAL DISCLOSURE OF NONCASH OPERATING,
 INVESTING AND FINANCIAL ACTIVITIES:
  Television film exhibition obligations of
   $1,969,210 and 3,112,615 in 1993 and 1994,
   respectively, were incurred when the
   Station entered into contracts for film
   exhibition rights.
  Property and equipment totaling $15,850 and
   $30,105 was acquired in 1993 and 1994,
   respectively, in exchange for advertising
   time.

SEE NOTES TO FINANCIAL STATEMENTS.

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993 AND 1994

1.  STATION ORGANIZATION AND BASIS OF PRESENTATION

    WRDW-TV (the "Station") is a commercial television station located in North Augusta, South Carolina. The Station is owned and operated by Television Station Partners, L.P. (the "Partnership") since July 7, 1989, as one of four commercial television stations owned by the Partnership. The Partnership is a Delaware limited partnership which was organized on May 24, 1989 for the sole purpose of acquiring, owning, operating and, at such time as GP Station Partners (the "general partner" of the Partnership) determines is appropriate, reselling or otherwise disposing of its television stations.

    The Station was acquired by the Partnership on July 7, 1989 pursuant to an Exchange Agreement dated May 24, 1989 between the Partnership and Television Station Partners, a New York partnership ("TSP"). The Exchange Agreement provided for the transfer to the partnership of all of TSP's assets in exchange for all of the units of partnership interest in the Partnership, followed by the liquidation and distribution of those units to the partners of TSP. For tax and accounting purposes, the Partnership has been treated as a continuation of TSP. The Station has been operated by TSP since March 23, 1983.

    The financial statements of the Station are prepared on the accrual basis of accounting, and include only those assets, liabilities, and results of operations that relate to the business of the Station.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    TELEVISION FILM EXHIBITION RIGHTS -- Television film exhibition rights relating to films which are currently available for telecasting are recorded at the gross cost method when purchased and amortized using the straight-line method over the greater of the license period or usage. Television film exhibition rights are classified based upon the portion of the unamortized balance expected to be broadcast within the current year.

    PROPERTY, BUILDINGS AND EQUIPMENT -- Property, buildings and equipment are stated at cost less accumulated depreciation. Depreciation is provided principally by the straight-line method over the estimated useful lives of the assets. Any gains or losses realized on disposition are reflected in operations. Maintenance and repairs, as well as minor renewals and betterments, are charged to operating expenses directly as incurred.

    INTANGIBLE ASSETS -- Intangible assets are comprised principally of Federal Communications Commission licenses and network affiliation agreements and are amortized on the straight-line basis, primarily over 40 years. Intangible assets are periodically evaluated for impairments using a measurement of fair value, calculated at the current market multiple times operating income. The current market value multiple used at December 31, 1994 was 8.5 times.

    TRADE/BARTER TRANSACTIONS -- Trade/barter transactions involve the exchange of advertising time for products and/or services and are recorded based on the fair market value of the products and/or services received. Revenue is recorded when advertising schedules air, and expense is recognized when products and/or services are used.

    INCOME TAXES -- No income tax provision has been included in the financial statements since income or loss of the Station is required to be reported by the partners of the Partnership on their respective income tax returns.

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1993 AND 1994

3.  PROPERTY, BUILDINGS AND EQUIPMENT
    The major classes of property, buildings and equipment are as follows:

                                                                                         DECEMBER 31,
                                                                                             1994
                                                                                        ---------------
Land                                                                                           $190,000
Buildings and Tower                                                                           2,043,123
Automobiles                                                                                     153,378
Furniture and fixtures                                                                        5,994,475
Machinery and equipment                                                                       1,637,285
                                                                                        ---------------
                                                                                             10,018,261
Less accumulated depreciation                                                                 8,148,877
                                                                                        ---------------
                                                                                             $1,869,384
                                                                                        ---------------
                                                                                        ---------------

4.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES
    Accounts payable and accrued expenses consist of the following:

                                                                                         DECEMBER 31,
                                                                                             1994
                                                                                        ---------------
Accounts payable                                                                                $99,042
Accrued state taxes                                                                              25,126
Accrued payroll, commissions, and bonuses                                                       133,473
Other accrued expenses                                                                          334,852
                                                                                        ---------------
                                                                                               $592,493
                                                                                        ---------------
                                                                                        ---------------

5.  OBLIGATIONS FOR TELEVISION FILM EXHIBITION RIGHTS
    Obligation for television film exhibition rights at December 31, 1994 are as follows:

YEAR ENDING DECEMBER 31                                                                       AMOUNT
- -----------------------------------------------------------------------------------------  ------------
1995                                                                                           $908,652
1996                                                                                            907,886
1997                                                                                            822,655
1998                                                                                            736,849
1999                                                                                            539,332
Thereafter                                                                                      293,448
                                                                                           ------------
                                                                                              4,208,822
Current portion                                                                                 908,652
                                                                                           ------------
Long-term obligations                                                                        $3,300,170
                                                                                           ------------
                                                                                           ------------

6.  COMMITMENTS AND CONTINGENCIES

    LITIGATION -- In March 1990, a suit was commenced in the Superior Court of California, County of Alameda, against the Partnership, GP Station Partners, and certain individuals, in connection with the July 1989 transaction in which the assets of TSP were transferred to the Partnership and the Partnership distributed to the partners a major portion of the proceeds of a $72 million borrowing. The plaintiffs in the suit sought rescission

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1993 AND 1994

6. COMMITMENTS AND CONTINGENCIES (CONTINUED) of the asset transfer, the return by the general partner of all cash distributions made from the $72 million borrowing, damages and other relief. The suit was subsequently dismissed on the grounds that the California courts were an inconvenient forum.

    On April 8, 1992, the plaintiffs in the California suit and another plaintiff commenced an action in the United States District Court for the Southern District of New York against GP Station Partners and each of its general partners. The action, which the plaintiffs purported to bring individually and as representatives of the limited partners, sought damages and other relief. The Partnership Agreement contains exculpation and indemnification provisions relating to claims against GP Station Partners and its affiliates. In November 1992 the action was settled and discontinued following the court's denial of the plaintiff's motion for class certification. The settlement agreement provided for an exchange of general releases and for payment to the original plaintiffs of an amount equal to their share of the July 1989 distribution to partners (which the original Television Station Partners had been escrowing pending the outcome of the litigation), plus accrued interest, and those plaintiffs also agreed to waive all rights to any further distribution and to relinquish their interest in the Partnership without further consideration. No amount will be payable to the other plaintiff in the action. The agreement also provides for payment of $75,000 to the plaintiffs' counsel as partial reimbursement of legal fees and expenses incurred in prosecuting the action. As part of the settlement, the limited partners' original investment of $203,000, plus interest of approximately $63,000 was paid. As a result of the litigation, the Partnership incurred legal fees of approximately $579,000.

    The Station is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial statements of the Station.

    DEBT -- At December 31, 1994 the Partnership had $71,900,000 of principal indebtedness outstanding under an Amended and Restated Credit Agreement (the "Agreement"). The Agreement is secured by a first lien on substantially all the assets of the Partnership. The Agreement requires the Partnership to enter into one or more binding sales contracts for the assets of each station, satisfactory to the Banks, on or before June 30, 1995. During the latter part of 1994, the Partnership contracted the services of Media Venture Partners for the purpose of marketing the stations. In February 1995, the Partnership signed letters of intent for the sale of the assets of each station. (Note 9)

7.  TRANSACTIONS WITH RELATED PARTIES

    The Partnership pays various operating and non-operating expenses on behalf of the Station. These expenses totaled approximately $165,000 and $177,000 for the years ended December 31, 1993 and 1994, respectively. Additionally, the Station transfers excess cash to the Partnership's headquarters. Excess cash transferred was $1,909,588 and $2,240,380 for the years ended December 31, 1993 and 1994, respectively. This money is primarily used for principal and interest payments on the Partnership's debt obligations.

8.  PENSION PLAN
    Effective January 1, 1993, the defined contribution pension plan was converted to a 401(k) salaried deferral plan with a Partnership profit sharing contribution of 3 1/2 percent of the participants' salary per annum. Annual contributions aggregating approximately $40,585 and $57,314 were made to the Plan during 1993 and 1994, respectively.

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1993 AND 1994

9.  SUBSEQUENT EVENT
    On February 10, 1995, the Partnership signed a letter of intent for the sale of the assets of WRDW-TV for approximately $34 million, plus an amount equal to the excess of the current assets over the current liabilities assumed by the buyer, as defined in the Asset Purchase Agreement, if applicable, to be paid in cash at the closing of the sale.

                                   APPENDIX C

                       GRAY COMMUNICATIONS SYSTEMS, INC.
                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)

On January 4, 1996, Gray Communications Systems, Inc. (the "Company") purchased substantially all of the assets of Television Station Partners, L.P., a Delaware limited partnership and WRDW Associates, a New York partnership (collectively referred to as the "Partnerships") and assumed certain liabilities (the "Transaction"). The Partnerships operated WRDW, an affiliate of the CBS television network. The acquisition, which is being accounted for by the purchase method, was effective the close of business on January 3, 1996. The cash consideration of approximately $35.9 million, including acquisition costs of approximately $625,000, was financed primarily through long-term borrowings. The excess of purchase price over the net assets acquired (approximately $32.4 million based on preliminary allocations) has been recorded as an intangible asset and will be amortized over a forty-year period using the straight-line method.

Funds for the Transaction were obtained from the sale of $10.0 million of 8% subordinated notes due January 3, 2005, (the "Subordinated Notes") and modification of the Company's existing credit agreement. The Subordinated Notes which were sold to Bull Run Corporation include detachable warrants which are exercisable in 1998 to purchase 487,500 shares of Class A Common Stock of the Company at $17.88 each and expire if not exercised in ten years. The Company obtained a "fairness opinion" from an investment banker relative to the terms and conditions of the Subordinated Notes. The Company modified its existing bank debt to a variable rate reducing revolving credit facility providing a credit line of $55.0 million. The outstanding credit facility balance subsequent to this acquisition was approximately $54.0 million, including $28.4 million which was outstanding under the credit facility at December 31, 1995, $25.2 million used for the Transaction, and $425,000 for the Company's working capital. The Transaction also required a modification of the interest rate of the Company's $25.0 million senior secured note with an institutional investor (the "Senior Note") from 10.08% to 10.7%.

The following unaudited pro forma consolidated balance sheet of the Company as of December 31, 1995 is based on the historical consolidated balance sheet of the Company and the balance sheet of WRDW. The unaudited pro forma consolidated balance sheet gives effect to the acquisition under the purchase method of accounting and is based on a preliminary allocation of the purchase price reflecting the assumptions and the adjustments described in the accompanying notes.

This unaudited pro forma consolidated balance sheet does not purport to represent the Company's actual financial position that would have been reported had the Transaction occurred on December 31, 1995.

The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable under the circumstances. This unaudited pro forma consolidated balance sheet should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto for the period ended December 31, 1994 (as filed on the annual report, Form 10-K) and for the quarter ended September 30, 1995 (as filed on Form 10-Q).

                       GRAY COMMUNICATIONS SYSTEMS, INC.

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                            AS OF DECEMBER 31, 1995

                                        GRAY
                                     COMMUNICATIONS
                                      SYSTEMS,                     PRO FORMA         ADJUSTED
                                        INC.          WRDW        ADJUSTMENTS        PRO-FORMA
                                     -----------   -----------   --------------     -----------
ASSETS
  Cash                               $  559,991    $   333,658   $33,728,410(1)     $   559,991
                                                                 (33,728,410)(2)
                                                                   (333,658)(3)
  Trade accounts receivable           9,560,274      1,748,208          -0-          11,308,482
  Recoverable income taxes            1,347,007            -0-          -0-           1,347,007
  Inventories                           553,032            -0-          -0-             553,032
  Current portion of program
   broadcast rights                   1,153,058        924,107     (260,987)(4)       1,816,178
  Prepaid expenses and other
   current assets                       263,600         55,342          -0-             318,942
                                     -----------   -----------   --------------     -----------
      TOTAL CURRENT ASSETS           13,436,962      3,061,315     (594,645)         15,903,632
PROPERTY AND EQUIPMENT -- NET        17,017,074      1,778,429      402,113(2)       19,197,616
OTHER ASSETS
  Deferred acquisition costs          3,330,481            -0-   (1,500,000)(2)         454,170
                                                                 (1,376,311)(5)
  Deferred loan costs                 1,232,261            -0-      751,118(5)        1,983,379
  Goodwill and other intangibles     42,004,050      4,128,730   27,651,479(2)       74,409,452
                                                                    625,193(5)
  Other                               1,219,650      2,570,850   (2,518,019)(4)       1,272,481
                                     -----------   -----------   --------------     -----------
                                     47,786,442      6,699,580   23,633,460          78,119,482
                                     -----------   -----------   --------------     -----------
TOTAL ASSETS                         $78,240,478   $11,539,324   $23,440,928        $113,220,730
                                     -----------   -----------   --------------     -----------
                                     -----------   -----------   --------------     -----------
LIABILITIES AND STOCKHOLDERS'
 EQUITY

  Trade acounts payable              $3,752,742    $   233,197   $ (233,197)(2)     $ 3,752,742
  Employee compensation and
   benefits                           4,213,639            -0-          -0-           4,213,639
  Accrued expenses                      560,877            -0-      452,330(2)        1,013,207
  Accrued interest                    1,064,491            -0-          -0-           1,064,491
  Current portion of broadcast
   program obligations                1,205,784        898,251     (260,983)(4)       1,843,052
  Current portion of long-term debt   2,861,672            -0-          -0-           2,861,672
                                     -----------   -----------   --------------     -----------
      TOTAL CURRENT LIABILITIES      13,659,205      1,131,448      (41,850)         14,748,803
LONG-TERM DEBT                       51,462,645            -0-   33,728,410(1)       85,191,055
DEFERRED CREDITS                      4,133,030      2,680,267   (2,518,023)(4)       4,295,274
STOCKHOLDERS' EQUITY
  Common Stock, no par value          6,795,976            -0-          -0-           6,795,976
  Retained earnings                   8,827,906            -0-          -0-           8,827,906
  WRDW net equity                           -0-      7,727,609   (7,727,609)(2)             -0-
                                     -----------   -----------   --------------     -----------
                                     15,623,882      7,727,609   (7,727,609)         15,623,882
  Treasury Stock                     (6,638,284)           -0-          -0-          (6,638,284)
                                     -----------   -----------   --------------     -----------
                                      8,985,598      7,727,609   (7,727,609)          8,985,598
                                     -----------   -----------   --------------     -----------
TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY                              $78,240,478   $11,539,324   $23,440,928        $113,220,730
                                     -----------   -----------   --------------     -----------
                                     -----------   -----------   --------------     -----------

SEE ACCOMPANYING NOTE.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

The following unaudited pro forma consolidated statement of operations of the Company for the year ended December 31, 1995 is based in the historical consolidated financial statements of the Company and the financial statements of WRDW and are presented as if the acquisition had occurred on January 1, 1995. The unaudited pro forma consolidated statement of operations gives effect to the Transaction under the purchase method of accounting and is based on a preliminary allocation of the purchase price and the assumptions and the adjustments described in the accompanying notes.

This unaudited pro forma consolidated statement of operations does not purport to represent the Company's actual results of operations that would have been reported had the Transaction occurred on January 1, 1995.

The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable under the circumstances. This unaudited pro forma statement of operations should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto for the period ended December 31, 1994 (as filed on the annual report, Form 10-K) and for the quarter ended September 30, 1995 (as filed on Form 10-Q).

                       GRAY COMMUNICATIONS SYSTEMS, INC.
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1995

                                        GRAY
                                     COMMUNICATIONS
                                      SYSTEMS,                     PRO FORMA         ADJUSTED
                                        INC.          WRDW        ADJUSTMENTS        PRO FORMA
                                     -----------   -----------   --------------     -----------
OPERATING REVENUES
  Broadcasting
   (less agency commissions)         $36,750,035   $ 8,660,592   $  227,368(1)      $45,637,995
  Publishing                         21,866,220            -0-          -0-          21,866,220
                                     -----------   -----------   --------------     -----------
                                     58,616,255      8,660,592      227,368          67,504,215
EXPENSES
  Broadcasting                       23,201,990      5,774,232      227,368(1)       29,203,590
  Publishing                         20,016,137            -0-          -0-          20,016,137
  Corporate and administrative        2,258,261            -0-          -0-           2,258,261
  Depreciation                        2,633,360        272,298      (51,889)(2)       2,853,769
  Amortization of intangible assets   1,325,526        151,620      768,988(3)        2,246,134
  Non-cash compensation paid in
   common stock                       2,321,250            -0-          -0-           2,321,250
                                     -----------   -----------   --------------     -----------
                                     51,756,524      6,198,150      944,467          58,899,141
                                     -----------   -----------   --------------     -----------
                                      6,859,731      2,462,442     (717,099)          8,605,074
Miscellaneous income (expense), net     143,612       (220,211)     127,556(4)           50,957
                                     -----------   -----------   --------------     -----------
                                      7,003,343      2,242,231     (589,543)          8,656,031
Interest expense                      5,438,374            -0-    3,355,000(5)        8,793,374
                                     -----------   -----------   --------------     -----------
INCOME (LOSS) BEFORE INCOME TAXES     1,564,969      2,242,231   (3,944,543)           (137,343)
Income tax expense (benefit)            634,000            -0-     (675,000)(6)         (41,000)
                                     -----------   -----------   --------------     -----------
  NET INCOME (LOSS)                  $  930,969    $ 2,242,231   $(3,269,543)       $   (96,343)
                                     -----------   -----------   --------------     -----------
                                     -----------   -----------   --------------     -----------
Average shares outstanding (7)        4,481,317                                       4,354,183
                                     -----------                                    -----------
                                     -----------                                    -----------
Earnings per share                   $      .21                                     $      (.02)
                                     -----------                                    -----------
                                     -----------                                    -----------

SEE ACCOMPANYING NOTE.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
               NOTE TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

NOTE A -- PRO FORMA ADJUSTMENTS

The pro forma adjustments to reflect the Transaction are as follows:

BALANCE SHEET -- AS OF DECEMBER 31, 1995

1. To record the sale of $10,000,000 in aggregate principal amount of 8% subordinated notes due January 3, 2005, and additional borrowings of $25,200,000 from a variable rate reducing revolving credit facility which provides for principal reduction on a quarterly basis maturing December 31, 2003 with Bank South, Deposit Guaranty Bank and Society National Bank.

2. To record the purchase of WRDW, including a $1.5 million deposit which was recorded as a deferred acquisition cost by the Company at December 31, 1995. Pursuant to the acquisition agreement, certain accounts payable of WRDW were paid by WRDW prior to closing. The Company has recorded a preliminary allocation of the purchase price to the tangible assets and liabilities based upon estimates of fair market value at January 4, 1996. The excess of purchase price over amounts allocated to the assets and liabilities will be amortized on a straight-line basis over a 40 year period.

3.  To eliminate assets of WRDW which were not included in the purchase of WRDW.

4. To reflect a difference in accounting method, recording film exhibition rights and liabilities at the beginning of their license period, consistent with the presentation by the Company.

5. To record purchase costs and financing fees and expenses associated with the purchase of WRDW which were previously treated as deferred acquisition costs.

STATEMENT OF OPERATIONS -- YEAR ENDED DECEMBER 31, 1995

1. Reflects the classification of national sales representative commissions as an expense consistent with the presentation by the Company.

2. Reflects decreased annual depreciation resulting from the change in asset lives in connection with the preliminary allocation of the acquisition purchase price to the newly acquired property and equipment, at fair market value.

3. Reflects annual amortization of $107,000 on WRDW's financing costs over a seven-year period. Also reflects the annual amortization of $813,000 on the intangible assets associated with the acquisition over a 40-year period.

4. Reflects the elimination of the corporate allocation to WDRW by its previous owner which will not be incurred by the Company.

5. Reflects increased annual interest expense of $155,000 for an interest rate adjustment on the Senior Note; increased annual interest expense of $2.4 million on the credit facility at LIBOR plus 3.5%, based on an increase in the debt level subsequent to the acquisition; and annual interest expense of $800,000 on the 8% Note. Three month LIBOR on January 4, 1996 was approximately 5.625%.

6. Reflects the adjustment of the income tax provision to the estimated effective tax rate.

7. Average outstanding shares used to calculate pro forma loss per share are based on weighted average common shares outstanding during the period.